Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
On October 31, 2018, Adobe Inc. (“Adobe”) completed the acquisition of Marketo (defined below), a privately-held marketing cloud platform company, for approximately $4.74 billion of cash consideration (the “Acquisition”).
The following unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X and presents the combination of the historical consolidated financial statements of Adobe and Marketo adjusted to give effect to the Acquisition and borrowings pursuant to the term loan agreement (the “Term Loan”) to finance the Acquisition.
The unaudited pro forma condensed consolidated balance sheet as of August 31, 2018 gives effect to the Acquisition and the Term Loan, as if each had been completed on August 31, 2018, and combines the unaudited condensed consolidated balance sheet of Adobe as of August 31, 2018 with Marketo’s unaudited condensed consolidated balance sheet as of September 30, 2018.
The unaudited pro forma condensed consolidated statements of income for the year ended December 1, 2017 and nine months ended August 31, 2018 give effect to the Acquisition and the Term Loan as if they had occurred on December 3, 2016, the beginning of the most recently completed fiscal year presented. The unaudited pro forma condensed consolidated statement of income for the year ended December 1, 2017 combines the audited consolidated statement of income of Adobe for the year ended December 1, 2017 with Marketo’s audited consolidated statement of operations for the year ended December 31, 2017. The unaudited pro forma condensed consolidated statement of income for the nine months ended August 31, 2018 combines the unaudited condensed consolidated statement of income of Adobe for the nine months ended August 31, 2018 with Marketo’s unaudited condensed consolidated statement of operations for the nine months ended September 30, 2018.
The unaudited pro forma condensed consolidated financial information was based on, and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed consolidated financial information;

•
the separate consolidated financial statements and the accompanying notes of Adobe as of, and for the year ended, December 1, 2017, as contained in Adobe’s Annual Report on Form 10-K for the year ended December 1, 2017, filed with the Securities and Exchange Commission (the “Commission”) on January 22, 2018;

•
the separate condensed consolidated financial statements and the accompanying notes of Adobe as of and for the nine months ended August 31, 2018, as contained in Adobe’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2018, filed with the Commission on September 26, 2018;

•
the separate consolidated financial statements and the accompanying notes of Marketo as of, and for the year ended, December 31, 2017, which are included elsewhere in this Current Report on Form 8-K; and

•
the separate condensed consolidated financial statements and the accompanying notes of Marketo as of, and for the nine months ended, September 30, 2018, which are included elsewhere in this Current Report on Form 8-K.

The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and does not purport to represent what Adobe’s results of operations or financial condition would have been had the Acquisition and the Term Loan actually occurred on the dates indicated, nor purport to project Adobe’s results of operations or financial condition for any future period or as of any future date. The unaudited pro forma condensed consolidated financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Acquisition, the costs necessary to achieve these cost savings, operating synergies and revenue enhancements, or the costs to integrate the operations of Adobe and Marketo. The pro forma adjustments represent Adobe’s best estimates and are based upon current available information and certain assumptions that Adobe believes are reasonable under the circumstances. As a result, the actual amounts recorded in the consolidated financial statements of Adobe may differ from the amounts reflected in the unaudited pro forma condensed consolidated financial information, and the differences may be material.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of August 31, 2018
(In thousands)

	August 31, 2018	September 30, 2018			August 31, 2018
	Adobe (Historical)	Marketo (Historical, As Adjusted) (Note 4)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,747,144	$52,577	$691,810	5(a)	$2,491,531
Short-term investments	3,197,326	—	(3,197,326)	5(b)	—
Trade receivables, net of allowance for doubtful accounts	1,044,507	78,389	—		1,122,896
Prepaid expenses and other current assets	311,936	16,383	—		328,319
Total current assets	6,300,913	147,349	(2,505,516)		3,942,746
Property and equipment, net	1,019,260	32,451	—		1,051,711
Goodwill	7,136,853	1,183,484	2,314,362	5(c)	10,634,699
Purchased and other intangibles, net	669,476	394,186	1,073,614	5(d)	2,137,276
Deferred income taxes	85,297	244	(85,541)	5(e)	—
Other assets	183,821	7,241	(350)	5(f)	190,712
Total assets	$15,395,620	$1,764,955	$796,569		$17,957,144

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables	$145,566	$10,321	$—		$155,887
Accrued expenses	1,020,047	42,975	(6,115)	5(g),5(h)	1,056,907
Income taxes payable	11,222	1,363	—		12,585
Deferred revenue	2,615,192	148,059	(73,460)	5(i)	2,689,791
Total current liabilities	3,792,027	202,718	(79,575)		3,915,170
Long-term liabilities:
Debt	1,874,654	450,436	1,798,770	5(j)	4,123,860
Deferred revenue	92,182	—	—		92,182
Income taxes payable	622,411	—	—		622,411
Deferred income taxes	—	—	200,654	5(e)	200,654
Other liabilities	152,421	15,797	(8,944)	5(k)	159,274
Total liabilities	6,533,695	668,951	1,910,905		9,113,551
Redeemable non-controlling interest	—	38,921	(38,921)	5(l)	—
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	61	—	—		61
Additional paid-in-capital	5,549,322	1,464,748	(1,464,748)	5(m)	5,549,322
Retained earnings	11,137,357	(407,673)	389,341	5(g),5(m)	11,119,025
Accumulated other comprehensive income (loss)	(128,048)	8	(8)	5(m)	(128,048)
Treasury stock, at cost, net of reissuances	(7,696,767)	—	—		(7,696,767)
Total stockholders’ equity	8,861,925	1,057,083	(1,075,415)		8,843,593
Total liabilities, redeemable NCI and stockholders’ equity	$15,395,620	$1,764,955	$796,569		$17,957,144

See accompanying notes to unaudited pro forma condensed consolidated financial information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 1, 2017
(In thousands, except per share data)

	Year Ended				Year Ended
	December 1, 2017	December 31, 2017			December 1, 2017
	Adobe (Historical)	Marketo (Historical, as Adjusted) (Note 4)	Pro Forma Adjustments (Note 5)		Pro Forma Combined
Revenue:
Subscription	$6,133,869	$262,232	$(38,421)	5(i)	$6,357,680
Product	706,767	—	—		706,767
Services and support	460,869	43,397	—		504,266
Total revenue	7,301,505	305,629	(38,421)		7,568,713
Cost of revenue:
Subscription	623,048	78,380	99,512	5(d)	800,940
Product	57,082	—	—		57,082
Services and support	330,361	30,284	—		360,645
Total cost of revenue	1,010,491	108,664	99,512		1,218,667
Gross profit	6,291,014	196,965	(137,933)		6,350,046
Operating expenses:
Research and development	1,224,059	49,857	—		1,273,916
Sales and marketing	2,197,592	154,354	—		2,351,946
General and administrative	624,706	44,325	—		669,031
Amortization of purchased intangibles	76,562	55,948	36,653	5(d)	169,163
Total operating expenses	4,122,919	304,484	36,653		4,464,056
Operating income (loss)	2,168,095	(107,519)	(174,586)		1,885,990
Non-operating income (expense):
Interest and other income, net	36,395	(386)	—		36,009
Interest expense	(74,402)	(43,396)	(25,723)	5(o)	(143,521)
Investment gains, net	7,553	—	—		7,553
Total non-operating expenses, net	(30,454)	(43,782)	(25,723)		(99,959)
Income (loss) before income taxes	2,137,641	(151,301)	(200,309)		1,786,031
Provision for income taxes	443,687	115	(74,615)	5(p)	369,187
Net income (loss)	$1,693,954	$(151,416)	$(125,694)		$1,416,844
Net loss attributable to redeemable NCI	—	1,098	(1,098)	5(q)	—
Net income (loss) attributable to Adobe	$1,693,954	$(150,318)	$(126,792)		$1,416,844
Basic net income per share	$3.43				$2.87
Shares used to compute basic net income per share	493,632				493,632
Diluted net income per share	$3.38				$2.83
Shares used to compute diluted net income per share	501,123				501,123

See accompanying notes to unaudited pro forma condensed consolidated financial information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the Nine Months Ended August 31, 2018
(In thousands, except per share data)

	Nine Months Ended				Nine Months Ended
	August 31, 2018	September 30, 2018			August 31, 2018
	Adobe (Historical)	Marketo (Historical, as adjusted) (Note 4)	Pro Forma Adjustments (Note 5)		Pro Forma Combined
Revenue:
Subscription	$5,737,994	$247,386	$(13,417)	5(i)	$5,971,963
Product	471,728	—	—		471,728
Services and support	355,661	39,220	—		394,881
Total revenue	6,565,383	286,606	(13,417)		6,838,572
Cost of revenue:
Subscription	550,197	71,801	74,274	5(d)	696,272
Product	35,110	—	—		35,110
Services and support	250,431	21,928	—		272,359
Total cost of revenue	835,738	93,729	74,274		1,003,741
Gross profit	5,729,645	192,877	(87,691)		5,834,831
Operating expenses:
Research and development	1,121,854	44,059	—		1,165,913
Sales and marketing	1,897,256	130,269	—		2,027,525
General and administrative	532,543	32,566	(127)	5(n)	564,982
Amortization of purchased intangibles	58,169	42,602	26,849	5(d)	127,620
Total operating expenses	3,609,822	249,496	26,722		3,886,040
Operating income (loss)	2,119,823	(56,619)	(114,413)		1,948,791
Non-operating income (expense):
Interest expense	(61,369)	(22,064)	(29,784)	5(o)	(113,217)
Loss on debt extinguishment	—	(21,027)	—		(21,027)
Interest and other income (expense), net	29,879	(2,247)	—		27,632
Investment gains (losses), net	6,326	—	—		6,326
Total non-operating expenses, net	(25,164)	(45,338)	(29,784)		(100,286)
Income (loss) before income taxes	2,094,659	(101,957)	(144,197)		1,848,505
Provision (benefit) for income taxes	182,125	(690)	(35,978)	5(p)	145,457
Net income (loss)	$1,912,534	$(101,267)	$(108,219)		$1,703,048
Net loss attributable to redeemable NCI	—	36	(36)	5(q)	—
Net income (loss) attributable to Adobe	$1,912,534	$(101,231)	$(108,255)		$1,703,048
Basic net income per share	$3.89				$3.47
Shares used to compute basic net income per share	491,336				491,336
Diluted net income per share	$3.84				$3.42
Shares used to compute diluted net income per share	498,587				498,587

See accompanying notes to unaudited pro forma condensed consolidated financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The following unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X and gives effect to events that are (i) directly attributable to the Acquisition and the Term Loan, (ii) factually supportable and (iii) with respect to the statements of income, expected to have a continuing effect on Adobe’s consolidated results. The unaudited pro forma condensed consolidated financial information and related notes have been prepared utilizing period ends that differ by fewer than 93 days, as permitted by Article 11 of Regulation S-X.
The Acquisition has been accounted for using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), with Adobe as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical consolidated financial statements of Adobe and Marketo. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while acquisition-related expenses associated with the business combination are expensed as incurred. The excess of merger consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.
The allocation of the merger consideration for the Acquisition depends upon certain estimates and assumptions, all of which are preliminary. The allocation of merger consideration has been made for the purpose of developing the unaudited pro forma condensed consolidated financial information. Significant judgment is required in determining the preliminary fair values of identifiable intangible assets, certain other assets and assumed liabilities. These preliminary valuations of assets acquired and liabilities assumed are determined using market, income and cost approaches from the perspective of a market participant, which requires estimates and assumptions including, but not limited to, estimating future cash flows in addition to developing the appropriate market discount rates and obtaining available market pricing for comparable assets. A final determination of fair values of assets acquired and liabilities assumed relating to the Acquisition could differ materially from the preliminary allocation of merger consideration. This final valuation will be based on the actual assets acquired of Marketo as of the close date of the Acquisition. The final valuation may materially change the allocation of merger consideration, which could result in a material change to the unaudited pro forma condensed consolidated financial information.
The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that Adobe believes is reasonable under the circumstances. Adobe is not aware of any material transactions with Marketo during the periods presented, hence adjustments to eliminate transactions between Adobe and Marketo have not been reflected in the unaudited pro forma condensed consolidated financial information.
The unaudited pro forma condensed consolidated financial information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Acquisition or the Term Loan had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The unaudited pro forma condensed consolidated financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Acquisition, the costs necessary to achieve these cost savings, operating synergies and revenue enhancements, or the costs to integrate the operations of Adobe and Marketo.

Note 2. Description of the Acquisition and the Term Loan

The Acquisition
On October 31, 2018, Adobe completed the acquisition of Marketo, Inc., a Delaware corporation, pursuant to the Share Purchase Agreement (the “Purchase Agreement”), dated September 20, 2018, by and among Adobe, Milestone Topco, Inc., a Delaware corporation (“Topco”) and indirect parent company of Marketo, Inc. through its wholly owned subsidiary Milestone HoldCo, LLC, a Delaware limited liability company (collectively with Topco and Topco’s other subsidiaries, “Marketo”), the stockholders of Topco (the “Sellers”) and Vista Equity Partners Management, LLC, a Delaware limited liability company (the “Sellers’ Representative”), solely in its capacity as the Sellers’ representative. Pursuant to the Purchase Agreement, upon the closing of the transaction, Adobe acquired all of the issued and outstanding shares of capital stock of Topco and other equity interests in Marketo.

Also pursuant to the Purchase Agreement, upon the closing of the transaction:
•Marketo’s issued and outstanding equity awards were cancelled and extinguished in exchange for cash consideration;
•Marketo used reasonable efforts to acquire all remaining equity interests in Marketo K.K., a Japanese corporation; and
•Certain indebtedness of Marketo was settled.
The aggregate purchase price paid by Adobe for Marketo was approximately $4.74 billion in cash consideration, inclusive of the repayment of approximately $464.9 million of the preexisting debt of Marketo, subject to certain purchase price adjustments specified in the Purchase Agreement. Adobe funded the acquisition with a combination of cash, cash equivalents and short-term investment balances, and the Term Loan.
The Term Loan
In connection with the Acquisition, Adobe executed a credit agreement for a $2.25 billion senior unsecured term loan on October 17, 2018. The proceeds of the Term Loan were obtained on October 31, 2018 and were used to (i) fund a portion of the purchase price of the Acquisition and (ii) to pay fees and expenses incurred in connection with the Acquisition. The Term Loan will mature 18 months following the acquisition date, and requires no scheduled principal amortization payments prior to maturity. At Adobe’s election, the Term Loan bears interest at either (i) the London Interbank Offered Rate (“LIBOR”) plus a margin, based on the Company’s debt ratings, ranging from 0.500% to 1.000% or (ii) the Base Rate (as defined in the credit agreement).
Note 3. Preliminary Purchase Price Allocation

The estimated merger consideration for the purpose of this unaudited pro forma condensed consolidated financial information is $4.74 billion which included, among others, cash paid to repay Marketo’s term and revolving loans and the related accrued interest and to acquire all remaining redeemable non-controlling interests in Marketo K.K., a joint venture. Also included in the estimated merger consideration is cash paid to the Sellers for their unpaid acquisition-related expense.

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Marketo are recognized and measured as of the acquisition date at fair value and added to those of Adobe. The determination of fair value used in the pro forma adjustments presented herein are preliminary and based on management estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the effects of the Acquisition. The following table sets forth a preliminary allocation of the merger consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Marketo based on Marketo’s unaudited condensed consolidated balance sheet as of September 30, 2018, with the excess recorded to goodwill (in thousands):

Amount
Assets acquired:
Cash and cash equivalents	$52,577
Trade receivables	78,389
Prepaid expenses and other current assets	16,383
Property and equipment	32,451
Goodwill (1)	3,497,847
Purchased and other intangibles	1,467,800
Other assets	6,890
$5,152,337
Liabilities assumed:
Trade payables	$10,321
Accrued expenses	36,987
Income taxes payable	1,363
Deferred revenue	74,599
Deferred income taxes	285,951
Other liabilities	6,853
$416,074
Estimated merger consideration	$4,736,263
_________________________________________

(1)
Goodwill represents excess of merger consideration over the fair value of the underlying net assets acquired. In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill is not amortized, but instead is reviewed for impairment at least annually, and whenever events or circumstances have occurred that may indicate a possible impairment. Goodwill recorded in the Acquisition is not expected to be deductible for tax purposes.

Note 4. Accounting Policies and Reclassification Adjustments

Accounting Policies
The accounting policies used in the preparation of this unaudited pro forma condensed consolidated financial information are those set out in Adobe’s consolidated financial statements as of and for the year ended December 1, 2017. With the information currently available, Adobe has determined that no significant adjustments are necessary to conform Marketo’s financial statements to the accounting policies used by Adobe in the preparation of the unaudited pro forma condensed consolidated financial information.
Reclassifications
Certain reclassification adjustments have been made to the unaudited pro forma condensed consolidated financial information to conform Marketo’s historical consolidated financial statements to Adobe’s financial statement presentation. The adjustments relate to reclassifying deferred income taxes from other assets to deferred income taxes, separately identifying accrued expenses and income taxes payable from accrued expenses and other current liabilities, separately identifying the subscription and support components of revenue and cost of revenue from subscription and support revenue and cost of revenue, reclassifying amortization of purchased intangibles from sales and marketing and general and administrative, and reclassifying acquisition-related expenses and restructuring charges to general and administrative.
The unaudited pro forma condensed consolidated financial information may not reflect all reclassifications necessary to conform Marketo’s financial statement presentation to that of Adobe due to limitations on the availability of information as of the date of this Current Report on Form 8-K on which these financial statements are filed as an exhibit. Additional reclassification adjustments may be identified as more information becomes available.

Note 5. Pro Forma Adjustments

(a)	To record the following adjustments to cash and cash equivalents (in thousands):

Amount
Estimated merger consideration paid, net of Marketo cash acquired	$(4,736,263)
Cash proceeds from the Term Loan	2,250,000
Debt issuance costs paid for the Term Loan	(794)
Sale of short-term investments	3,197,326
Acquisition-related expenses paid (1)	(18,459)
Total adjustments to cash and cash equivalents	$691,810
_________________________________________

(1)
Reflects acquisition-related expenses of $18.4 million expected to be recognized subsequent to the pro forma periods presented in the unaudited pro forma condensed consolidated financial information, along with the payment of accrued acquisition-related expenses of $0.1 million as described in Note 5(g) of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information below.

(b)	Reflects the liquidation of Adobe’s short-term investments to partially fund the Acquisition purchase price.

(c)	To eliminate Marketo historical goodwill and record the preliminary estimate of goodwill for the acquisition of Marketo (in thousands):

	Historical Amount	Preliminary Estimate	Increase
Goodwill	$1,183,484	$3,497,847	$2,314,363

(d)
To record the difference between the historical amounts of Marketo’s purchased and other intangible assets, net and the preliminary fair values of Marketo’s purchased and other intangible assets acquired, along with the resulting changes in amortization expense (in thousands):

(in thousands)	Historical Amounts, Net	Preliminary Fair Values	Increase	Pro Forma Year Ended December 1, 2017	Pro Forma Nine Months Ended August 31, 2018	Estimated Useful Life (years)
Purchased technology	$77,353	$444,500	$367,147	$63,500	$47,625	7
Customer contracts and relationships	86,905	576,900	489,995	56,101	42,076	7 - 12
Trademarks	229,928	328,500	98,572	36,500	27,375	9
Other intangibles	—	117,900	117,900	58,950	44,213	2
Total intangible assets	394,186	1,467,800	1,073,614	215,051	161,289
Total Marketo historical amortization of intangible assets				$78,886	$60,166
Total increase in amortization of intangible assets				$136,165	$101,123

Included in cost of revenue - subscription (1)				$99,512	$74,274
Included in amortization of purchased intangibles (1)				36,653	26,849
Total				$136,165	$101,123
_________________________________________

(1)
Based on the nature of the activities associated with the purchased and other intangible assets acquired, corresponding amortization expense is either recorded as part of cost of revenue - subscription or amortization of purchased intangibles.

(e)
To record a deferred income tax liability of $286.2 million resulting from the pro forma fair value adjustments of the acquired assets and assumed liabilities based on the applicable statutory tax rates for the jurisdictions associated with the respective preliminary purchase price allocation. The estimated deferred tax liability is preliminary and is subject to change based upon the final determination of the fair value of assets acquired and liabilities assumed, by jurisdiction including the final allocation across such legal entities and related jurisdictions.

(f)	To eliminate the historical amount of the unamortized debt issuance costs of the Marketo revolving loan in the amount of $0.4 million.

(g)
Adobe and Marketo shall pay approximately $68.1 million of acquisition-related expenses in connection with the Acquisition. Approximately $49.6 million of such expenses were paid as a component of merger consideration as described in Note 3 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information above and approximately $0.1 million of such expenses were previously recognized and have been accrued in the historical condensed consolidated balance sheets of Adobe and Marketo as of August 31, 2018 and September 30, 2018, respectively. Acquisition-related expenses of $18.4 million expected are to be recognized subsequent to the pro forma periods presented in the unaudited pro forma condensed consolidated financial information and have been reflected as a pro forma adjustment reducing retained earnings in the unaudited pro forma condensed consolidated balance sheet of Adobe. These acquisition-related expenses are not reflected in the unaudited pro forma condensed consolidated statements of income because they do not have a continuing effect on the combined company.

(h)	To record the payment of accrued interest of Marketo in connection with the settlement of the Marketo term loan in the amount of $6.0 million.

(i)	To record the preliminary fair value of the acquired obligations associated with Marketo’s deferred revenue, along with the resulting changes in revenue (in thousands):

	Historical Amount	Preliminary Fair Value	Decrease	Pro Forma Year Ended December 1, 2017 (1)	Pro Forma Nine Months Ended August 31, 2018 (1)
Deferred revenue	$148,059	$74,599	$(73,460)	$(38,421)	$(13,417)
_________________________________________

(1)
The fair value was determined based on the estimated costs to fulfill the remaining subscription obligations plus a normal profit margin. After the Acquisition, this adjustment will have a continuing effect and will reduce revenue related to the assumed performance obligations. The pro forma adjustments to reduce revenue reflect the difference between prepayments related to subscription arrangements and the fair value of the assumed performance obligations as they are satisfied, assuming the transaction was consummated on December 3, 2016.

(j)	To record the following adjustments to debt (in thousands):

Amount
Borrowings from the Term Loan	$2,250,000
Unamortized debt issuance costs of the Term Loan	(794)
Settlement of the Marketo term loan principal	(458,850)
Elimination of the historical unamortized debt issuance costs of the Marketo term loan	8,414
Total adjustments to debt	$1,798,770

(k)	To eliminate the historical amounts of deferred rent of Marketo in the amount of $8.9 million.

(l)
To eliminate the historical amount of the redeemable non-controlling interest of Marketo in connection with the acquisition of the remaining equity interest in Marketo K.K. in the amount of $38.9 million.

(m)	To eliminate the historical amount of stockholder’s equity of Marketo in the amount of $1.06 billion.

(n)
To eliminate the historical amount of acquisition-related expenses incurred of Adobe and Marketo that are directly related to the Acquisition in the amount of $0.1 million, as such expenses do not have a continuing effect on the combined company.

(o)	To record the following adjustments to interest expense (in thousands):

(in thousands)	Year Ended December 1, 2017	Nine Months Ended August 31, 2018
Interest expense on borrowings from the Term Loan (1) (2)	$(68,670)	$(51,503)
Amortization of debt issuance costs of the Term Loan (1)	(449)	(346)
Elimination of the historical Marketo interest expense	43,396	22,065
Total adjustments to interest expense	$(25,723)	$(29,784)
_________________________________________

(1)
Adobe expects and contemplates a refinancing of the Term Loan upon maturity and the effective interest rate of the Term Loan reflects management’s best estimate of its long-term financing rate. Accordingly, the adjustment to interest expense assumes the Term Loan was obtained on December 3, 2016 and was outstanding for the entire year ended December 1, 2017 and nine months ended August 31, 2018.

(2)
The stated interest rate assumed for purposes of preparing this unaudited pro forma condensed consolidated financial information is 3.052%. This rate comprises the one-month LIBOR of 2.302% as of October 31, 2018, plus a margin, based on the Company’s debt ratings, as defined in the credit agreement. A 12.5 basis point increase or decrease in interest rates would result in a change in interest expense of approximately $2.8 million for the year ended December 1, 2017 and approximately $2.1 million for the nine months ended August 31, 2018.

(p)
To record the income tax effects of the pro forma adjustments based on estimated applicable statutory tax rates of the combined company for the jurisdictions associated with the respective pro forma adjustments. The tax related adjustments included in the unaudited pro forma condensed consolidated financial information are based on the tax law in effect during the periods for which the unaudited pro forma condensed consolidated statements of income are presented. As the tax rates used for these pro forma financial statements are an estimate, the blended statutory rate will likely vary from the actual effective rate in periods subsequent to completion of the Acquisition.

(q)
To eliminate the historical amount of the net loss attributable to redeemable NCI of Marketo in connection with the acquisition of the remaining equity interest in Marketo K.K. in the amount of $1.1 million for the year ended December 1, 2017 and $0.04 million for the nine months ended August 31, 2018.